UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 20, 2015

ALLIED VENTURES HOLDINGS CORP.

F/K/A Dephasium Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-11596	95-3506403
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

17116 Prairie Street Northridge, CA 91325
(Address of principal executive offices)

(818) 701-5432
(Registrant’s telephone number, including area code)

7695 SW 104th Street Suite 210 Miami, FL 33156
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01	Changes in Control of Registrant

As reported in our last 10-K filed with the SEC on January 14, 2015, Dephasium Ltd.’s 70,000,000 shares of common stock were cancelled and Harold Minsky was issued 50,000,000 shares of the Company’s common stock. As such, Mr. Minsky now controls 55% of our issued and outstanding common stock and Dephasium, Ltd. has no relationship whatsoever with the Company,

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS, ELECTION FO DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS,

On January 19, 2015, Francisco Terraforte resigned his position as President, Secretary, Director and Chief Executive Officer of the Company. At the time of the resignation, there was no disagreement between Mr. Terreforte and the Registrant and the resignation was solely for personal reasons.

On Effective January 19, 2015, Harold Minsky was added as a Director of the Registrant pending the next annual meeting of the election of directors. In addition, he was appointed President, Chief Executive and Chief Financial Officer of the Registrant. Also on January 19, 2015, J. Francisco Terreforte resigned all his positions with the Company.

From June 2009 to October 2012, Mr. Minsky was a stockbroker with JH Darbie & Company. From October 2012 to March 2013 he was a stockbroker with Westor Securities and from April 2013 to November 2013 he was a stockbroker with Jera Securities. Mr. Minsky is not registered with any Brokerage firm at this time.

Item 8.01	OTHER EVENTS

On February 23, 2015, the Company has changed its name to Allied Ventures Holdings Corp. and changed its address to 17116 Prairie Street, Northridge, CA 91325 and its phone number to 818-701-5432. The Company is in the process of applying for a new CUSIP number and gathering the necessary information to file a Company-Related Action Notification Form with FINRA to have its stock listing name changed to Allied Ventures Holdings Corp. and obtain a new trading symbol. In addition, the Company is also in the process of preparing its past due 10-Q’s and expects to file all of those shortly.

Item 9.01	EXHIBITS

3.1	Form of Amended Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied Ventures Holdings Corp.
f/k/a Dephasium Corp.
(Registrant)

By:	/s/ Harold Minsky
Harold Minsky, President

Dated: February 23, 2015

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